                                                                      EXHIBIT 12

                        WCI STEEL, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


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
                                                                             YEAR ENDED OCTOBER 31,
                                                       ------------------------------------------------------------------
                                                                                                               PRO FORMA
                                                         1992       1993       1994       1995       1996        1996
                                                       ---------  ---------  ---------  ---------  ---------  -----------
Income before taxes..................................        424     23,636     52,792     25,773     47,148      32,846
Fixed charges........................................     18,243     23,214     28,926     26,066     25,263      33,714
Capitalized interest.................................     (4,443)         0          0          0          0           0
                                                       ---------  ---------  ---------  ---------  ---------  -----------
  Earnings...........................................     14,224     46,850     81,718     51,839     72,411      66,560

Interest expense.....................................     11,510     18,108     26,437     23,607     22,788      31,145
Amortization of financing costs......................      2,205      5,074      2,272      2,180      2,180       2,274
Rental/Lease interest................................         85         32        217        279        295         295
Capitalized interest.................................      4,443          0          0          0          0           0
                                                       ---------  ---------  ---------  ---------  ---------  -----------
  Fixed charges......................................     18,243     23,214     28,926     26,066     25,263      33,714

    Ratio of earnings to fixed charges...............        0.8x       2.0x       2.8x       2.0x       2.9x        2.0x
                                                       ---------  ---------  ---------  ---------  ---------  -----------
                                                       ---------  ---------  ---------  ---------  ---------  -----------
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